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Exhibit J

Notice to Secretary of Intention to Nominate Persons

for Election as Members of the Board of Managers

CONSTELLATION ENERGY PARTNERS MANAGEMENT, LLC

July 26, 2013

VIA MESSENGER AND MAIL

Constellation Energy Partners LLC

1801 Main Street, Suite 1300

Houston, TX 77002

Attention: Elizabeth A. Evans, Corporate Secretary

Re:	Notice of Intent to Nominate Persons for Election as Members of the Board of Managers at the 2013 Annual Meeting of Members

Dear Ms. Evans:

We propose Helene S. Cohen and Steven M. Bradshaw as nominees for election to the Board of Managers of Constellation Energy Partners LLC (the “Company”). We propose that Ms. Cohen and Mr. Bradshaw will take the seats currently held by John N. Seitz and Richard S. Langdon, who we believe have not adequately increased unitholder value. We believe that each of our nominees has outstanding qualifications and experience that would add a unique mixture of both public and private sector expertise. We also believe that Ms. Cohen and Mr. Bradshaw would work constructively with both the Board of Managers and management to unlock value for all members. As such, we request that you include these individuals in the Board of Managers’ nominees for election at the 2013 annual meeting of members. If you do not, we will solicit proxies from the members of the Company for the election of Ms. Cohen and Mr. Bradshaw. At the annual meeting, we intend to support our nominees and Richard H. Bachmann.

The following notice is submitted to comply with Section 11.13 of the Second Amended and Restated Operating Agreement of the Company dated as of November 20, 2006 (as amended, the “Operating Agreement”):

Constellation Energy Partners Management, LLC (the “Nominating Unitholder”) hereby notifies you of its intent to nominate two (2) persons for election to the Board of Managers of the Company (the “Board”) by the holders of common units representing Class B Member Interests of the Company (the “Common Units”) at the 2013 annual meeting of members of the Company or any other meeting of members held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof (the “Annual Meeting”). This letter, including the exhibits attached hereto, is collectively referred to as the “Notice.” The persons that the Nominating Unitholder intends to nominate for election to the Board as Class B Managers (as defined in the Operating Agreement) at the Annual Meeting are Helene S. Cohen and Steven M. Bradshaw. Ms. Cohen and Mr. Bradshaw are each referred to herein as a “Nominee”, and collectively, the “Nominees”. Biographical information for Ms. Cohen and Mr. Bradshaw is set forth in Exhibit A hereto.

Pursuant to Section 11.13 of the Operating Agreement, the undersigned hereby sets forth the following:

1.	Information regarding each Nominee that is required to be disclosed in solicitations of proxies for the election of managers of the Company, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is set forth in Exhibit A and Exhibit B.

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2.	The Nominees are willing to be nominated by the Nominating Unitholder. Each Nominee’s written consent to his or her nomination, to being named in any proxy statement as a nominee, and to serving as a manager of the Company if elected, is included as Exhibit C.

3.	The Nominating Unitholder is the record owner of 5,918,894 Common Units and 485,065 Class A Units of the Company. The Nominating Unitholder is a holder of outstanding Common Units who is entitled to vote at the Annual Meeting. The name and address of the Nominating Unitholder is Constellation Energy Partners Management, LLC, 210 Park Avenue, Oklahoma City, OK 73102.

PostRock Energy Corporation (“PostRock”) as well as White Deer Energy L.P., White Deer Energy TE L.P. and White Deer Energy FI L.P., Edelman & Guill Energy L.P., Edelman & Guill Energy Ltd., Thomas J. Edelman and Ben A. Guill (collectively, the “White Deer Parties”) may be deemed beneficial owners of the Nominating Unitholder. PostRock and each of the White Deer Parties may be deemed to be the beneficial owners of 5,918,894 Common Units and 485,065 Class A Units of the Company. The address of PostRock is 210 Park Avenue, Suite 2750, Oklahoma City, OK 73102 and the address of each of the White Deer Parties is 667 Madison Avenue, 4th Floor, New York, NY 10065.

4.	The Nominating Unitholder intends to deliver a proxy statement and form of proxy to holders of a percentage of the outstanding Units of the Company reasonably believed by the Nominating Unitholder to be sufficient to elect the Nominees.

The information included herein and in the exhibits hereto represents the Nominating Unitholder’s best knowledge as of the date hereof. The Nominating Unitholder reserves the right, in the event that such information becomes inaccurate, to provide corrective information to the Company as soon as reasonably practicable, although the Nominating Unitholder does not undertake to update any information herein from and after the date hereof.

Should you have any questions regarding the information contained in this Notice, including the exhibits hereto, please contact Robert Seber of Vinson & Elkins LLP at (212) 237-0132 or rseber@velaw.com; or Kai Haakon Liekefett of Vinson & Elkins LLP at (713) 758-3839 or kliekefett@velaw.com.

[Signature Pages Follows]

Very truly yours,

Constellation Energy Partners Management, LLC

By:	/s/ Stephen L. DeGiusti
Name:	Stephen L. DeGiusti
Title:	Secretary and Treasurer

Exhibit A

Biographies of Nominees

Helene S. Cohen

Age: 58

Helene Cohen has been an attorney in private practice since 1982. Ms. Cohen’s practice focuses on real estate law, as well as corporate and non-profit governance. Ms. Cohen has also held multiple directorships of privately-owned corporations and investment subsidiaries of multi-national public corporations. From 2003 to 2010, Ms. Cohen was the Chief Financial Officer and General Counsel of Adventure Graphics, Inc., a national print and graphics producer. From 1995 to 2000, Ms. Cohen was the Regional General Counsel of Eller Media (now Clear Channel Media). Since 1996, Ms. Cohen has served as a trustee and as a member of the board of directors of various educational and volunteer organizations. Ms. Cohen is currently a member of the Booker T. Washington High School for the Performing and Visual Arts Advisory Board, where she serves on the Audit Committee and the Finance Committee, and a Trustee of the St. Mark’s School of Texas. Ms. Cohen graduated with a B.A., with highest honors, and a J.D., with honors, from the University of Texas.

Constellation Energy Partners Management, LLC believes that Ms. Cohen’s experience in the legal industry and with corporate management and governance will enable her to provide the Board and the Company with valuable judgment, wisdom and perspective.

Steven M. Bradshaw

Age: 64

Steven Bradshaw has been a Director and Partner at Lenco Middle East FZC, a licensed international sales and distribution company that markets high-performance consumer and industrial lubricants in the Middle East and India, since 2010. From 2005 to 2009, Mr. Bradshaw served as Vice President of Administration and as a new venture business advisor for Premium Drilling, Inc., an international drilling contracting company. Prior to 2005, Mr. Bradshaw held several senior leadership positions with companies in the operations consulting and transportation industries, including serving as the Managing Director of Global Logistics Solutions, as Executive Vice President of Skaugen Petrotrans, Inc. and as President, Refined Products Division of Kirby Corporation. Mr. Bradshaw is a member of the board of directors of Vantage Drilling Company, an offshore drilling contractor and services provider, where he serves as a member of the Compensation Committee, as well as the board of directors of Blue Knight Energy Partners, LP, an integrated midstream energy services company, where he serves as a member of the Audit, Compensation, and Conflicts Committees. Mr. Bradshaw was a Lieutenant in the U.S. Navy and earned a B.A. in mathematics from the University of Missouri and an M.B.A. from Harvard Business School.

Constellation Energy Partners Management, LLC believes that Mr. Bradshaw’s experience in corporate management, operations, business development, public company governance and board practices will enable him to provide the Board and the Company with valuable management experience, industry knowledge and strategic planning experience.

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Exhibit B

Information about the Nominees

•	The full name, date of birth and business and residential addresses of each Nominee:

Name: Helene S. Cohen

Age: 58

Business address: 10711 Preston Road, Suite 240, Dallas, TX 75230

Residential address: 5841 Dexter Drive, Dallas, Texas 75230

Name: Steven M. Bradshaw

Age: 64

Business address: 7802 Overbrook Lane, Houston, Texas 77063

Residential address: 7802 Overbrook Lane, Houston, Texas 77063

•

There are no arrangements or understandings between either Nominee and any other person(s) pursuant to which the Nominee was (or will be) selected as a director, manager, executive officer or nominee for director or manager (other than the Nomination Agreements of the Nominees with the Nominating Unitholder, which are attached as Exhibit D hereto).

•	There are no directorships, offices or other positions that either Nominee currently holds, or has held at any time, with the Company or any of the Company’s subsidiaries.

•

There are no relations by blood, marriage or adoption, not more remote than first cousin (a “Family Relationship”) that exist between either Nominee and an executive officer or director or any person nominated or chosen by the Company to become an executive officer or director of the Company.

•	Neither Nominee holds a director or officer position at a corporation that competes with the Company.

•

During the past ten years, no petition under the federal bankruptcy laws or any state insolvency law has been filed by or against (or the appointment by a court of a receiver, fiscal agent or similar officer for) the business or property of either Nominee, or for the business or property of any partnership in which either Nominee was a general partner at or within two years before the time of the filing, or any corporation or business association of which either Nominee was an executive officer at or within two years before the time of the filing.

•

During the past ten years, neither Nominee has been convicted in a criminal proceeding or has been named the subject of a pending criminal proceeding (excluding traffic violations and other minor offenses).

•

During the past ten years, neither Nominee has been the subject of any order, judgment or decree (of any court of competent jurisdiction), that has not been subsequently reversed, suspended or vacated, and that permanently or temporarily enjoins such Nominee from, or otherwise limits such Nominee with respect to, any of the following activities: (i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker,

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leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or acting as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with any such activity; (ii) engaging in any type of business practice; or (iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws.

•

During the past ten years, neither Nominee has been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days such Nominee’s right to engage in any activity described in subparagraph (c)(i) above, or to be associated with persons engaged in any such activity.

•

During the past ten years, neither Nominee has been found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission (the “Commission”) to have violated any federal or state securities law and the judgment in such civil action or the finding by the Commission has not been subsequently reversed, suspended or vacated.

•

During the past ten years, neither Nominee has been found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law and the judgment in the civil action or the finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

•

During the past ten years, neither Nominee has been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: (i) any federal or state securities or commodities law or regulation; (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil monetary penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity (excluding any settlement of a civil proceeding among private litigants).

•

During the past ten years, neither Nominee has been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

•	Neither Nominee nor any of his or her associates have claims against the Company or any of its subsidiaries or to which any of their property is subject.

•

Neither Nominee is aware of any pending legal proceedings in which either such Nominee or any associate of such Nominee is a party adverse to the Company or any of its subsidiaries or in which either such Nominee or any associate of such Nominee has an interest adverse to the Company or any of its subsidiaries.

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•

There is no transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships occurring or any currently proposed transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships, in which the Company was or is to be a participant and the amount involved exceeds $120,000 and in which either Nominee or any related person had or will have a direct or indirect interest.

•	Neither Nominee nor any of their associates is, or was in the past two years, directly or indirectly, a record or beneficial owner of any amount of any class of securities of the Company.

•

Neither Nominee nor any of their associates is, or was in the past two years, a party to any contract, arrangement or understanding with any person with respect to any securities of the Company or any parent or subsidiary of the Company.

•

There are no personal interests held by either Nominee in any business arrangements involving the Company or any of its subsidiaries (such as the leasing of property to or from the Company or any of its subsidiaries, interests in minority-held subsidiaries, interests in businesses that are competitors, suppliers or customers of the Company or any of its subsidiaries or loans to or from the Company).

•	No immediate family member of either Nominee is currently, or has been within the last three years, an executive officer of the Company, its parent or any of its subsidiaries.

•

Neither Nominee nor any of his or her immediate family members have received, during any twelve-month period within the current or any of the last three years, more than $120,000 in direct compensation from the Company, its parent or any of its subsidiaries, other than (i) director or committee fees; (ii) pension or other forms of deferred compensation for prior service (provided the compensation is not contingent in any way on continued service); and (iii) compensation paid to an immediate family member who is a non-executive employee of the Company, its parent or any of its subsidiaries.

•	Neither Nominee is currently a partner or an employee of an internal or external auditor of the Company, its parent or any of its subsidiaries.

•	No immediate family member of either Nominee is currently a partner of an internal or external auditor of the Company, its parent or any of its subsidiaries.

•

Neither Nominee nor any of his or her immediate family members is, or was within the last three years, a partner or employee of an internal or external auditor of the Company, its parent or any of its subsidiaries during which time such Nominee or the immediate family member personally worked on the audit of the Company, its parent or any of its subsidiaries.

•

Neither Nominee nor any of his or her immediate family members is currently, or have been within the last three years, employed as an executive officer of another company where any of the current executive officers of the Company, its parent or any of its subsidiaries at the same time serves or served on that other company’s compensation committee.

•

Neither Nominee is currently an employee of, nor are any of such Nominee’s immediate family members currently an executive officer of, another company that has made payments to or received payments from the Company, its parent or any of its subsidiaries for property or services in an amount that, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of the other company’s consolidated gross revenues as of the last fiscal year.

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•	Neither Nominee has any substantial interest, direct or indirect, in the matters to be acted on at the Annual Meeting, except in his or her interest in being nominated and elected as a Manager.

•

Neither Nominee, nor any associate of any Nominee, has any arrangement or understanding with any person with respect to any future employment by the Company or any of its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party.

•	Neither Nominee has been an employee or officer of the Company, its parent or any of its subsidiaries at any time.

•	There are no other existing and proposed relationships, however slight or remote, between the Company and either Nominee.

•

There are (i) no directorships of any entity that are held or that have been held during the past five years by either Nominee with any public company, except for the directorships held by Mr. Bradshaw with Vantage Drilling Company and Blue Knight Energy Partners, LP; and (ii) no positions as an executive officer of any entity that are held or that have been held during the last three years by either Nominee, except for the positions held by Ms. Cohen at Adventure Graphics, Inc. as the General Counsel and Chief Financial Officer.

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Exhibit C

Consents of Nominees

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CONSENT OF NOMINEE

The undersigned hereby consents to being named as a nominee for election as a manager of Constellation Energy Partners LLC, a Delaware limited liability company (the “Company”), in the proxy statement to be filed with the Securities and Exchange Commission and distributed to members of the Company by Constellation Energy Partners Management, LLC, a Delaware limited liability company (the “Nominating Party”), and in other materials in connection with the solicitation of proxies by the Nominating Party from members of the Company to be voted at the 2013 annual meeting of members of the Company or any special meeting of members of the Company called for a similar purpose, and any adjournment or postponement thereof, and further consents to serve as a manager of the Company, if elected.

Dated: July 25, 2013

By:	/s/ Helene S. Cohen
Name: Helene S. Cohen

CONSENT OF NOMINEE

The undersigned hereby consents to being named as a nominee for election as a manager of Constellation Energy Partners LLC, a Delaware limited liability company (the “Company”), in the proxy statement to be filed with the Securities and Exchange Commission and distributed to members of the Company by Constellation Energy Partners Management, LLC, a Delaware limited liability company (the “Nominating Party”), and in other materials in connection with the solicitation of proxies by the Nominating Party from members of the Company to be voted at the 2013 annual meeting of members of the Company or any special meeting of members of the Company called for a similar purpose, and any adjournment or postponement thereof, and further consents to serve as a manager of the Company, if elected.

Dated: July 25, 2013

By:	/s/ Steven M. Bradshaw
Name: Steven M. Bradshaw

Exhibit D

Nomination Agreements

NOMINATION AGREEMENT

Helene S. Cohen

5841 Dexter Drive

Dallas, TX 75230

Dear Ms. Cohen:

This letter agreement dated July 25, 2013 (this “Agreement”), is with reference to your agreement to become a nominee (a “Nominee”) of Constellation Energy Partners Management, LLC, a Delaware limited liability company (the “Nominating Party”), a wholly-owned subsidiary of PostRock Energy Corporation, a Delaware corporation (“PostRock”), for election as an independent manager of Constellation Energy Partners LLC, a Delaware limited liability company (the “Company”), in respect of the Company’s 2013 annual meeting of members or any special meeting of members of the Company called for a similar purpose, and any adjournment or postponement thereof.

A. Responsibilities of Nominee.

(a) You agree to be named as a Nominee in all materials prepared by the Nominating Party in connection with the solicitation of proxies from the Company’s members (the “Proxy Solicitation”), including, without limitation, all materials required under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder to be disclosed in a proxy statement, and any other materials prepared by the Nominating Party in connection with the Proxy Solicitation (collectively, the “Proxy Statement”). You further agree to (i) provide true and complete information concerning your background, experience, abilities and integrity as may be requested from time to time by the Nominating Party (including, without limitation, all information required for the Proxy Statement), and (ii) not to omit information that may be material to an understanding of your background, experience, abilities and integrity. In addition, you agree that, concurrently with your execution of this Agreement, you will execute a letter in the form attached as Exhibit A, in which you consent to being a Nominee, consent to being named in the Proxy Statement as a Nominee and, if elected, consent to serving as a manager of the Company. You agree that such consent, this Agreement and the information required hereunder may be disclosed by the Nominating Party in the Proxy Statement or otherwise. You agree, if elected, to serve as a manager of the Company, and in that capacity to act in the best interests of the Company and in accordance with the Second Amended and Restated Operating Agreement of the Company dated as of November 20, 2006 (as amended, the “Operating Agreement”) and to exercise your independent judgment in accordance with your fiduciary duties and the Operating Agreement in all matters that come before the board of managers of the Company (the “Board”). You agree that you will promptly provide the Nominating Party with (A) any updates to the information you have previously supplied to the Nominating Party in order to satisfy your obligations hereunder and (B) such additional information as may reasonably be requested by the Nominating Party in connection with your nomination for election to the Board.

(b) The parties acknowledge and agree that you are not an employee, an agent or other representative of the Nominating Party, and that you are independent of, and not controlled by or

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acting at the direction of, the Nominating Party and that, if elected, you will be acting as a manager of the Company, on behalf of the Company and all of the members of the Company and will in no way be controlled by or acting at the direction of the Nominating Party. You shall have no authority to act as an employee, an agent or other representative of the Nominating Party and you shall not represent the contrary to any person.

B. Responsibilities of Nominating Party.

Notwithstanding anything in this Agreement to the contrary, the Nominating Party shall not be obligated to nominate you to the Board or to commence or complete the Proxy Solicitation.

C. Expenses.

The Nominating Party agrees that for the period starting from the date of this Agreement and ending at the earlier of (a) your election to the Board (or if the election or qualification of members to the Board is contested on any grounds, such later date that such contest is resolved) and (b) the date you have been notified by the Nominating Party that it will not commence the Proxy Solicitation or has abandoned the Proxy Solicitation or will not nominate you to the Board or that the requisite number of votes for your election to the Board has not been obtained, the Nominating Party will (i) promptly reimburse you, upon your request, for all reasonable documented out-of-pocket expenses (including business class air travel and lodgings) incurred in the performance of your responsibilities as a Nominee, and (ii) directly pay for the reasonable documented legal fees and out-of-pocket expenses incurred by independent legal counsel selected collectively by and acting on behalf of all Nominees proposed by the Nominating Party as independent managers of the Company (the “Independent Counsel”).

D. Indemnification.

(a) As a material inducement to you to become a Nominee, the Nominating Party hereby agrees to indemnify, defend and hold harmless you from and against any and all losses, claims, damages, liabilities, judgments, costs, and expenses (including reasonable documented out-of-pocket fees and disbursements of counsel) (collectively, “Losses”) to which you may become subject or which you may incur in connection with being made, or threatened with being made, a party or witness (or in any other capacity) to any proceeding at law or in equity or before any governmental agency or board or any other body whatsoever (whether arbitral, civil, criminal, trial, appeal, administrative, formal, informal, investigative or other), arising out of or based upon your nomination for election to the Board, except to the extent such Loss arises or results from (i) your bad faith, willful misconduct or gross negligence or (ii) any untrue statement or omission by you or by the Nominating Party in reliance upon and in conformity with information furnished to the Nominating Party by you.

(b) In the event of the commencement or threatened commencement of any action, claim, suit, investigation or proceeding (each, a “Proceeding”) in respect of which you may seek indemnification from the Nominating Party hereunder, you will give prompt written notice thereof to the Nominating Party; provided, however, that the failure to so provide prompt notice shall not relieve the Nominating Party of its indemnification obligations hereunder except to the

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extent that the Nominating Party is materially prejudiced as a result thereof. The Nominating Party shall be entitled to control your defense in respect of any such Proceeding with counsel chosen by the Nominating Party. Notwithstanding the foregoing, the Nominating Party shall pay all fees and disbursements of Independent Counsel in respect of any such Proceeding; provided, however, you shall have the right to retain separate counsel at your own expense, except that the Nominating Party shall be responsible for the reasonable documented out-of-pocket fees and disbursements of such separate counsel if either (i) you and the Nominating Party mutually agree to the retention of such counsel or (ii) representation of you and other Nominees by the same counsel would be inappropriate due to actual or potential differing interests between you and them. The Nominating Party shall in no event be liable for any settlement by you of any such action effected without the prior written consent of the Nominating Party.

(c) The Nominating Party shall not settle, without your prior written consent (which consent may not be unreasonably withheld, conditioned or delayed), any Proceeding that would impose any penalty, obligation or limitation on you (other than monetary damages for which the Nominating Party agrees to be wholly responsible) or that would contain any language that could reasonably be viewed as an acknowledgement of wrongdoing on your part.

(d) Your rights to indemnification under this Agreement shall include the right to be advanced any and all expenses incurred in connection with any indemnifiable claim as such expenses are incurred.

(e) Notwithstanding anything to the contrary, if the Nominating Party has made payments to you pursuant to the indemnification and expense reimbursement provisions hereof and you subsequently are reimbursed by a third party therefor, you shall remit such subsequent reimbursement to the Nominating Party.

E. General.

Notices under this Agreement shall be in writing and delivered by facsimile transmission or by a nationally-recognized overnight courier with tracking capability (a) if sent to you, to the number or address set forth above under your name, and (b) if sent to the Nominating Party, to PostRock Energy Corporation, 210 Park Avenue, Oklahoma City, Oklahoma 73102, Attention: Legal, Fax: 405-815-4315. The failure of a party to insist upon strict adherence to any term contained herein shall not be deemed to be a waiver of such party’s rights thereafter to insist upon strict adherence to that term or to any other term contained herein. In the event that any one or more provisions of this Agreement are deemed to be invalid, illegal or unenforceable by a court of competent jurisdiction, then such provision(s) shall be deemed severed to the least extent possible without affecting the validity, legality and enforceability of the remainder of this Agreement. This Agreement (i) shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflict of laws principles; (ii) contains the entire understanding of the parties with respect to the subject matter contained herein and may not be modified or amended except by mutual written consent; and (iii) shall inure to the benefit of and be binding upon the parties and their respective heirs, representatives, successors, and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned, in whole or in part, by either party without the prior written consent of the other party; provided, however, that the Nominating Party may, in its sole discretion, assign any or all of its

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rights, interests or obligations hereunder to PostRock or the Company. This Agreement may be executed in multiple counterparts, each of which will be deemed an original for all purposes and all of which shall constitute a single instrument. Delivery of an executed signature page of this Agreement by facsimile or other customary means of electronic transmission (e.g., “pdf”) shall be effective as delivery of a manually executed counterpart hereof.

If you are in agreement with the foregoing, please so indicate by signing and returning one copy of this Agreement.

Very truly yours,

CONSTELLATION ENERGY PARTNERS MANAGEMENT, LLC

By:	/s/ Stephen L. DeGiusti
Name:	Stephen L. DeGiusti
Title:	Secretary and Treasurer

Accepted and agreed to as of

the date first shown above:

By:	/s/ Helene S. Cohen
Name: Helene S. Cohen

Exhibit A

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CONSENT OF NOMINEE

The undersigned hereby consents to being named as a nominee for election as a manager of Constellation Energy Partners LLC, a Delaware limited liability company (the “Company”), in the proxy statement to be filed with the Securities and Exchange Commission and distributed to members of the Company by Constellation Energy Partners Management, LLC, a Delaware limited liability company (the “Nominating Party”), and in other materials in connection with the solicitation of proxies by the Nominating Party from members of the Company to be voted at the 2013 annual meeting of members of the Company or any special meeting of members of the Company called for a similar purpose, and any adjournment or postponement thereof, and further consents to serve as a manager of the Company, if elected.

Dated: July 25, 2013

By:	/s/ Helene S. Cohen
Name: Helene S. Cohen

NOMINATION AGREEMENT

Mr. Steven M. Bradshaw

7802 Overbrook Lane

Houston, TX 77063

Dear Mr. Bradshaw:

This letter agreement dated July 25, 2013 (this “Agreement”), is with reference to your agreement to become a nominee (a “Nominee”) of Constellation Energy Partners Management, LLC, a Delaware limited liability company (the “Nominating Party”), a wholly-owned subsidiary of PostRock Energy Corporation, a Delaware corporation (“PostRock”), for election as an independent manager of Constellation Energy Partners LLC, a Delaware limited liability company (the “Company”), in respect of the Company’s 2013 annual meeting of members or any special meeting of members of the Company called for a similar purpose, and any adjournment or postponement thereof.

A. Responsibilities of Nominee.

(a) You agree to be named as a Nominee in all materials prepared by the Nominating Party in connection with the solicitation of proxies from the Company’s members (the “Proxy Solicitation”), including, without limitation, all materials required under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder to be disclosed in a proxy statement, and any other materials prepared by the Nominating Party in connection with the Proxy Solicitation (collectively, the “Proxy Statement”). You further agree to (i) provide true and complete information concerning your background, experience, abilities and integrity as may be requested from time to time by the Nominating Party (including, without limitation, all information required for the Proxy Statement), and (ii) not to omit information that may be material to an understanding of your background, experience, abilities and integrity. In addition, you agree that, concurrently with your execution of this Agreement, you will execute a letter in the form attached as Exhibit A, in which you consent to being a Nominee, consent to being named in the Proxy Statement as a Nominee and, if elected, consent to serving as a manager of the Company. You agree that such consent, this Agreement and the information required hereunder may be disclosed by the Nominating Party in the Proxy Statement or otherwise. You agree, if elected, to serve as a manager of the Company, and in that capacity to act in the best interests of the Company and in accordance with the Second Amended and Restated Operating Agreement of the Company dated as of November 20, 2006 (as amended, the “Operating Agreement”) and to exercise your independent judgment in accordance with your fiduciary duties and the Operating Agreement in all matters that come before the board of managers of the Company (the “Board”). You agree that you will promptly provide the Nominating Party with (A) any updates to the information you have previously supplied to the Nominating Party in order to satisfy your obligations hereunder and (B) such additional information as may reasonably be requested by the Nominating Party in connection with your nomination for election to the Board.

(b) The parties acknowledge and agree that you are not an employee, an agent or other representative of the Nominating Party, and that you are independent of, and not controlled by or

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acting at the direction of, the Nominating Party and that, if elected, you will be acting as a manager of the Company, on behalf of the Company and all of the members of the Company and will in no way be controlled by or acting at the direction of the Nominating Party. You shall have no authority to act as an employee, an agent or other representative of the Nominating Party and you shall not represent the contrary to any person.

B. Responsibilities of Nominating Party.

Notwithstanding anything in this Agreement to the contrary, the Nominating Party shall not be obligated to nominate you to the Board or to commence or complete the Proxy Solicitation.

C. Expenses.

The Nominating Party agrees that for the period starting from the date of this Agreement and ending at the earlier of (a) your election to the Board (or if the election or qualification of members to the Board is contested on any grounds, such later date that such contest is resolved) and (b) the date you have been notified by the Nominating Party that it will not commence the Proxy Solicitation or has abandoned the Proxy Solicitation or will not nominate you to the Board or that the requisite number of votes for your election to the Board has not been obtained, the Nominating Party will (i) promptly reimburse you, upon your request, for all reasonable documented out-of-pocket expenses (including business class air travel and lodgings) incurred in the performance of your responsibilities as a Nominee, and (ii) directly pay for the reasonable documented legal fees and out-of-pocket expenses incurred by independent legal counsel selected collectively by and acting on behalf of all Nominees proposed by the Nominating Party as independent managers of the Company (the “Independent Counsel”).

D. Indemnification.

(a) As a material inducement to you to become a Nominee, the Nominating Party hereby agrees to indemnify, defend and hold harmless you from and against any and all losses, claims, damages, liabilities, judgments, costs, and expenses (including reasonable documented out-of-pocket fees and disbursements of counsel) (collectively, “Losses”) to which you may become subject or which you may incur in connection with being made, or threatened with being made, a party or witness (or in any other capacity) to any proceeding at law or in equity or before any governmental agency or board or any other body whatsoever (whether arbitral, civil, criminal, trial, appeal, administrative, formal, informal, investigative or other), arising out of or based upon your nomination for election to the Board, except to the extent such Loss arises or results from (i) your bad faith, willful misconduct or gross negligence or (ii) any untrue statement or omission by you or by the Nominating Party in reliance upon and in conformity with information furnished to the Nominating Party by you.

(b) In the event of the commencement or threatened commencement of any action, claim, suit, investigation or proceeding (each, a “Proceeding”) in respect of which you may seek indemnification from the Nominating Party hereunder, you will give prompt written notice thereof to the Nominating Party; provided, however, that the failure to so provide prompt notice shall not relieve the Nominating Party of its indemnification obligations hereunder except to the

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extent that the Nominating Party is materially prejudiced as a result thereof. The Nominating Party shall be entitled to control your defense in respect of any such Proceeding with counsel chosen by the Nominating Party. Notwithstanding the foregoing, the Nominating Party shall pay all fees and disbursements of Independent Counsel in respect of any such Proceeding; provided, however, you shall have the right to retain separate counsel at your own expense, except that the Nominating Party shall be responsible for the reasonable documented out-of-pocket fees and disbursements of such separate counsel if either (i) you and the Nominating Party mutually agree to the retention of such counsel or (ii) representation of you and other Nominees by the same counsel would be inappropriate due to actual or potential differing interests between you and them. The Nominating Party shall in no event be liable for any settlement by you of any such action effected without the prior written consent of the Nominating Party.

(c) The Nominating Party shall not settle, without your prior written consent (which consent may not be unreasonably withheld, conditioned or delayed), any Proceeding that would impose any penalty, obligation or limitation on you (other than monetary damages for which the Nominating Party agrees to be wholly responsible) or that would contain any language that could reasonably be viewed as an acknowledgement of wrongdoing on your part.

(d) Your rights to indemnification under this Agreement shall include the right to be advanced any and all expenses incurred in connection with any indemnifiable claim as such expenses are incurred.

(e) Notwithstanding anything to the contrary, if the Nominating Party has made payments to you pursuant to the indemnification and expense reimbursement provisions hereof and you subsequently are reimbursed by a third party therefor, you shall remit such subsequent reimbursement to the Nominating Party.

E. General.

Notices under this Agreement shall be in writing and delivered by facsimile transmission or by a nationally-recognized overnight courier with tracking capability (a) if sent to you, to the number or address set forth above under your name, and (b) if sent to the Nominating Party, to PostRock Energy Corporation, 210 Park Avenue, Oklahoma City, Oklahoma 73102, Attention: Legal, Fax: 405-815-4315. The failure of a party to insist upon strict adherence to any term contained herein shall not be deemed to be a waiver of such party’s rights thereafter to insist upon strict adherence to that term or to any other term contained herein. In the event that any one or more provisions of this Agreement are deemed to be invalid, illegal or unenforceable by a court of competent jurisdiction, then such provision(s) shall be deemed severed to the least extent possible without affecting the validity, legality and enforceability of the remainder of this Agreement. This Agreement (i) shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflict of laws principles; (ii) contains the entire understanding of the parties with respect to the subject matter contained herein and may not be modified or amended except by mutual written consent; and (iii) shall inure to the benefit of and be binding upon the parties and their respective heirs, representatives, successors, and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned, in whole or in part, by either party without the prior written consent of the other party; provided, however, that the Nominating Party may, in its sole discretion, assign any or all of its

CUSIP No. 21038E 10 1	Page 38 of 41

rights, interests or obligations hereunder to PostRock or the Company. This Agreement may be executed in multiple counterparts, each of which will be deemed an original for all purposes and all of which shall constitute a single instrument. Delivery of an executed signature page of this Agreement by facsimile or other customary means of electronic transmission (e.g., “pdf”) shall be effective as delivery of a manually executed counterpart hereof.

If you are in agreement with the foregoing, please so indicate by signing and returning one copy of this Agreement.

Very truly yours,

CONSTELLATION ENERGY PARTNERS MANAGEMENT, LLC

By:	/s/ Stephen L. DeGiusti
Name:	Stephen L. DeGiusti
Title:	Secretary and Treasurer

Accepted and agreed to as of

the date first shown above:

By:	/s/ Steven M. Bradshaw
Name: Steven M. Bradshaw

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Exhibit A

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CONSENT OF NOMINEE

The undersigned hereby consents to being named as a nominee for election as a manager of Constellation Energy Partners LLC, a Delaware limited liability company (the “Company”), in the proxy statement to be filed with the Securities and Exchange Commission and distributed to members of the Company by Constellation Energy Partners Management, LLC, a Delaware limited liability company (the “Nominating Party”), and in other materials in connection with the solicitation of proxies by the Nominating Party from members of the Company to be voted at the 2013 annual meeting of members of the Company or any special meeting of members of the Company called for a similar purpose, and any adjournment or postponement thereof, and further consents to serve as a manager of the Company, if elected.

Dated: July 25, 2013

By:	/s/ Steven M. Bradshaw
Name: Steven M. Bradshaw